                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to us under the heading "Independent
Accountants" in the Statement of Additional Information in this Post-Effective
Amendment No. 17 to the Registration Statement on Form N1-A.

/*/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Kansas City, MO
November 26, 2001